EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC No. 333-50288 and 333-89570) of Computer Access Technology Corporation of our reports dated January 30, 2003, relating to the consolidated financial statements and financial statement schedule of Computer Access Technology Corporation, which appear in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/    PricewaterhouseCoopers LLP

San Jose, California

January 30, 2003